EXHIBIT 12

         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

                                                                      EXHIBIT 12

                            DARDEN RESTAURANTS, INC.
         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                           (HISTORICAL AND PRO FORMA)

COMPUTATION OF RATIO OF HISTORICAL CONSOLIDATED EARNINGS TO FIXED CHARGES

                                                                          FISCAL YEAR ENDED
--------------------------------------------------------------------------------------------------------------------
                                                        MAY 31,      MAY 25,     MAY 26,     MAY 28,      MAY 29,
                                                         1998         1997        1996        1995         1994
--------------------------------------------------------------------------------------------------------------------
                                                                         ($ AMOUNTS IN THOUSANDS)
Consolidated Earnings from Operations before
  Restructuring and Asset Impairment Charges,
  Cumulative Effect of Accounting Changes and Income
  Taxes..............................................  $ 153,672   $  75,401    $ 188,718   $ 164,446   $ 193,695
Plus Fixed Charges...................................     38,569      39,582       40,822      42,685      38,304
Less Capitalized Interest............................     (1,018)       (739)      (2,007)     (4,327)     (4,087)
                                                       ---------   ---------    ---------   ---------   ---------
Consolidated Earnings from Operations before
  Restructuring and Asset Impairment Charges,
  Cumulative Effect of Accounting Changes and Income
  Taxes Available to Cover Fixed Charges.............  $ 191,223   $ 114,244    $ 227,533   $ 202,804   $ 227,912
                                                       =========   =========    =========   =========   =========

Ratio of Consolidated Earnings to Fixed Charges......       4.96        2.89         5.57        4.75        5.95
                                                       =========   =========    =========   =========   =========


COMPUTATION OF RATIO OF PRO FORMA CONSOLIDATED EARNINGS TO FIXED CHARGES

                                                                          FISCAL YEAR ENDED
--------------------------------------------------------------------------------------------------------------------
                                                        MAY 31,      MAY 25,     MAY 26,     MAY 28,      MAY 29,
                                                         1998         1997        1996        1995         1994
--------------------------------------------------------------------------------------------------------------------
                                                                         ($ AMOUNTS IN THOUSANDS)
Pro Forma Consolidated Earnings from Operations
  before Restructuring and Asset Impairment Charges,
  Cumulative Effect of Accounting Changes and Income
  Taxes..............................................  $ 153,672   $  75,401    $ 188,718   $ 159,076   $ 188,325
Plus Fixed Charges...................................     38,569      39,582       40,822      42,685      38,304
Less Capitalized Interest............................     (1,018)       (739)      (2,007)     (4,327)     (4,087)
                                                       ---------   ---------    ---------   ---------   ---------
Pro Forma Consolidated Earnings from Operations
  before Restructuring and Asset Impairment Charges,
  Cumulative Effect of Accounting Changes and Income
  Taxes Available to Cover Fixed Charges.............  $ 191,223   $ 114,244    $ 227,533   $ 197,434   $ 222,542
                                                       =========   =========    =========   =========   =========

Ratio of Pro Forma Consolidated Earnings to Fixed
  Charges............................................       4.96        2.89         5.57        4.63        5.81
                                                       =========   =========    =========   =========   =========

For purposes of computing the ratio of consolidated earnings to fixed charges, earnings represent consolidated pretax earnings from continuing operations plus fixed charges (net of capitalized interest). Fixed charges represent interest (whether expensed or capitalized) and 40 percent (the percent deemed representative of the interest factor) of minimum restaurant lease payments for continuing operations.

The pro forma adjustments to the historical consolidated statements of earnings for each of the two fiscal years ended May 28, 1995 consist of (a) additional annual general and administrative expenses of $5,370 which would have been incurred by Darden as a separate publicly-held company, based on estimates by the management of Darden and General Mills, and (b) the estimated income tax benefit associated with the pro forma adjustment described in clause (a) above at an assumed combined state and federal income tax rate of 39.8 percent.